Exhibit 10.1

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS

OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24 AND 30

1.                                     REQUISITION NUMBER:

2.                                     CONTRACT NO.:  M67854-09-D-5038

3.                                     AWARD/EFFECTIVE DATE: 20-MAY-2009

4.                                     ORDER NUMBER:

5.                                     SOLICITATION NUMBER:

6.                                     SOLICITATION ISSUE DATE:

7.                                     FOR SOLICITATION INFORMATION CALL:

A.                                   NAME:

B.                                     TELEPHONE NUMBER (NO COLLECT CALLS):

8.                                     OFFER DUE DATE/LOCAL TIME:

9.                                     ISSUED BY:

MCSC CONTRACTING SERVICES

CODE: CT

2200 LESTER STREET

QUANTICO, VA  22134-6050

TEL:

FAX:

CODE:  M67854

10.                               THIS ACQUISITION IS: UNRESTRICTED

11.                               DELIVERY FOR FOB DESTINATION UNLESS BLOCK IS MARKED (BLOCK IS NOT MARKED)

12.                               DISCOUNT TERMS: NET 30 DAYS

13A.                     ☐ THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700) (BLOCK IS NOT MARKED)

13B.                       RATING:

14.                               METHOD OF SOLICITATION:  ☐RFQ  ☐IFB ☐RFP  (NONE MARKED)

15.                               DELIVER TO: SEE SCHEDULE

16.                               ADMINISTERED BY:

DCMC GARDEN CITY

605 STEWART AVENUE

GARDEN CITY, NY  11530-4761

CODE: S3309A

SCD: C

17A.                     CONTRACTOR/OFFEROR:

AMERICAN DEFENSE SYSTEMS, INC.

GARY EVANS

230 DUFFY AVE. UNIT A

HICKSVILLE, NY  11801-3641

TEL: 703-919-4043

CODE: 31UG4

17B.                       ☐ CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER (BLOCK IS NOT MARKED)

18A.                     PAYMENT WILL BE MADE BY:

DFAS-COLUMBUS CENTER

DFAS-CO/NORTH ENTITLEMENT OPERATIONS

PO BOX 182266

COLUMBUS, OH  43218-2266

CODE: HQ0337

18B.                       SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18A. UNLESS BLOCK BELOW IS CHECKED (BLOCK IS NOT CHECKED)

19.                               ITEM NO.:

20.                               SCHEDULE OF SUPPLIES/SERVICES: SEE SCHEDULE

21.                               QUANTITY:

22.                               UNIT:

23.                               UNIT PRICE:

24.                               AMOUNT:

25.                               ACCOUNTING AND APPROPRIATION DATA:

26.                               TOTAL AWARD AMOUNT (FOR GOVT. USE ONLY): $9,900,000.00 EST

☐27A.         SOLICITATION INCORPORATES BY REFERENCE FAR 52.212.1.  52.212.4.  FAR 52.212.3.  52.212.5 ARE ATTACHED.   ADDENDA ☐ARE ☐ARE NOT ATTACHED (NEITHER BLOCK IS MARKED)

☐27B.           CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4.  FAR 52.212-5 IS ATTACHED.  ADDENDA ☐ARE ☐ARE NOT ATTACHED (NEITHER BLOCK IS MARKED)

28.                               CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN 2 COPIES TO ISSUING OFFICE.   CONTRACTOR AGREES TO FURNISH AND DELIVERY ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.  (BLOCK IS MARKED)

29.                               AWARD OF CONTRACT: REFERENCE.  ☐OFFER DATED                     .  YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS: (BLOCK IS NOT MARKED)

30A.                     SIGNATURE OF OFFEROR/CONTRACTOR

30B.                       NAME AND TITLE OF SIGNER (TYPE OR PRINT)

30C.                       DATE SIGNED:

31A.                     UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)

31B.                       NAME OF CONTRACTING OFFICER (TYPE OR PRINT)

TEL:

EMAIL:

31C.                       DATE SIGNED:

32A.                     QUANTITY IN COLUMN 21 HAS BEEN ☐RECEIVED ☐INSPECTED ☐ ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED:                                                            (NEITHER BLOCK MARKED)

32B.                       SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE:

32C.                       DATE:

32D.                      PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE:

32E.                        MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE:

32F.                        TELEPHONE NUMBER OF AUTHORIZED GOVERNMENT REPRESENTATIVE:

32G.                       E-MAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE:

33.                               SHIP NUMBER:

34.                               VOUCHER NUMBER:

35.                               AMOUNT VERIFIED CORRECT FOR:

36.                               PAYMENT: ☐COMPLETE  ☐PARTIAL  ☐FINAL

37.                               CHECK NUMBER:

38.                               S/R ACCOUNT NUMBER:

39.                               S/R VOUCHER NUMBER:

40.                               PAID BY:

41A.                     I CERTIFY THAT THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT:

41B.                       SIGNATURE AND TITLE OF CERTIFYING OFFICER:

41C.                       DATE:

42A.                     RECEIVED BY (PRINT):

42B.                       RECEIVED AT (LOCATION):

42C.                         DATE REC’D (YY/MM/DD):

42D.                        TOTAL CONTAINERS:

Section SF 1449 - CONTINUATION SHEET

INFORMATION

CONTRACT TYPE:  A fixed price Indefinite Delivery/Indefinite Quantity (ID/IQ) is the most effective contract type for the performance period of this contract.  Performance shall be made only as authorized by delivery orders issued in accordance with the ordering clause of this contract. Each delivery order will contain, among other information, the date of the order, the order number, the exact quantity of units to be delivered, delivery or performance, place of delivery, any special shipping instructions, pricing, and accounting and appropriation data.  The unit price of each delivery order will be determined by the ordering period and the number of units ordered in accordance with the Schedule of Supplies and/or Services of this contract.  Individual orders will be issued using the single price for the increment that corresponds to the total quantity being purchased on that order for the year in which the order is placed.  Quantities are not cumulative from order to order.  The unit price of each order is determined by the total quantity for that order only, regardless of the previous number of orders issued or the total of previous quantities ordered.  Delivery of units under a specific delivery order shall not be combined with delivery of units under another delivery order.  Delivery orders will incorporate all clauses of the contract.  The Contractor is responsible for delivery of each item to the final (e.g., unit) destination, to include local shipments from the port of entry, or other receiving facility.

PERIOD OF PERFORMANCE:  The period of performance for this contract shall be 36 months beginning on the effective date of the contract (not to exceed 36 months).

PACKAGING INSTRUCTIONS:  Packaging of the Add on Armor (AoA), Crew Protection Kits (CPK) procured under CLINs 0001 shall be in accordance with Contractor’s best commercial practices, as set forth in each delivery order.  MILSTD 129 applies.

INSPECTION AND ACCEPTANCE:
The Add on Armor (AoA), Crew Protection Kits (CPK) shall be Inspected at Origin and Accepted at Destination.

DELIVERIES:  The contractor shall Contact Mr. Mike Farley (michael.j.farley@usmc.mil) at (703)432-3727 and Ms. Linda Hefferan ( linda.hefferan@us.army.mil)  at (586) 574-5505 BEFORE MAKING ANY SHIPMENT OF THE ITEMS UNDER THIS CONTRACT.  Upon making contact with this individual, the contractor will be provided a document number for item tracking purposes.

DELIVERY REQUIIREMENT:

The contractor is required to deliver all twenty-five (25)  armor kits as well as support /parts packages, technical data and publications by 30 August 2009.  This timeframe includes all assessments, installation and integration of the systems.

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0001		UNDEFINED		UNDEFINED	$0.00
	All Terrain Crane (ATC) FFP FFP Add on Armor (AoA), Crew Protection Kit (CPK). FOB: Destination

				MAX NET AMT	$0.00

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0001AA		1	Each	$243,382.40	$243,382.40
	All Terrain Crane (ATC) FFP FFP Add on Armor (AoA), Crew Protection Kit (CPK) for Testing, Verification and Evaluation FOB: Destination

				MAX NET AMT	$243,382.40

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0001AB		24	Each	$170,009.62	$4,080,230.88

All Terrain Crane (ATC) FFP
FFP
Add on Armor (AoA), Crew Protection Kit (CPK). All Terrain Crane, MAC 50.  To include all Government approve publications to Destination-Best Commercial Practice and shipped to either Dover or McGuire Air Force Base.   FOB: Destination

Minimun Qty 1 Ea. Maximun Qty 24 Ea.

FOB: Destination

				MAX NET AMT	$4,080,230.88

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0002		679,721	Each	$1.00	$679,721.00EST
	AUTHORIZED STOCKAGE LIST PARTS KITS FFP AUTHORIZED STOCKAGE LIST PARTS KITS. See attached Stockage List. FOB: Destination FOB: Destination

				MAX NET AMT	$679,721.00(EST.)

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0003		25	Each	$3,827.18	$95,679.50
	PLL PARTS PACKAGE FFP PLL PARTS PACKAGE for Add on Armor (AoA), Crew Protection Kit (CPK). FOB: Destination. Minimun Qty 1 Ea. Maximun Qty 25 Ea. FOB: Destination

				MAX NET AMT	$95,679.50

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0004		1	Each	$167,766.92	$167,766.92
	All Terrain Crane (ATC) FFP FFP Add on Armor (AoA), Crew Protection Kit (CPK), UPDATED TECHNICAL DRAWING PACKAGE. FOB: Destination FOB: Destination

				MAX NET AMT	$167,766.92

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0005		25	Each	$7,573.19	$189,329.75
	All Terrain Crane (ATC) FFP FFP Add on Armor (AoA), Crew Protection Kit (CPK), Overhead Power Line Proximity Warning Device FOB: Destination. Minimun Qty 1 Ea. Maximun Qty 25 Ea. FOB: Destination

				MAX NET AMT	$189,329.75

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0006		1	Each	$105,035.65	$105,035.65

All Terrain Crane (ATC) FFP
FFP
Add on Armor (AoA), Crew Protection Kit (CPK), PUBLICATIONS.
TECHNICAL BULLETIN PROVISIONING
VALIDATION/VERIFICATION: ADSI LABOR SUPPORT
FOB: Destination

FOB: Destination

				MAX NET AMT	$105,035.65

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0007		5	Each	$517,600.34	$2,588,001.70
	All Terrain Crane (ATC) FFP FFP Field Service Reps. OCONUS. Minimun Qty 1 Ea. Maximun Qty 5 Ea. FOB: Destination

				MAX NET AMT	$2,588,001.70

ITEM NO	SUPPLIES/SERVICES	MAX QUANTITY	UNIT	UNIT PRICE	MAX AMOUNT
0008		1,750,852.20	Each	$1.00	$1,750,852.20EST
	Spare Parts Price List (SPPL) FFP Spare Parts Price List (SPPL). See attached Spare Parts List. FOB: Destination FOB: Destination

				MAX NET AMT	$1,750,852.20(EST.)

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	N/A	N/A	N/A	Government
0001AA	N/A	N/A	N/A	Government
0001AB	Origin	Government	Destination	Government
0002	Origin	Government	Destination	Government

0003	Origin	Government	Destination	Government
0004	Destination	Government	Destination	Government
0005	Origin	Government	Destination	Government
0006	Destination	Government	Destination	Government
0007	Destination	Government	Destination	Government
0008	N/A	N/A	N/A	Government

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC

0001	N/A	N/A	N/A	N/A

0001AA	N/A	N/A	N/A	N/A

0001AB	N/A	N/A	N/A	N/A

0002	N/A	N/A	N/A	N/A

0003	N/A	N/A	N/A	N/A

0004	N/A	N/A	N/A	N/A

0005	N/A	N/A	N/A	N/A

0006	N/A	N/A	N/A	N/A

0007	N/A	N/A	N/A	N/A

0008	N/A	N/A	N/A	N/A

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUL 2004
52.212-4	Contract Terms and Conditions—Commercial Items	OCT 2008
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.242-15	Stop-Work Order	AUG 1989
52.245-2	Government Property Installation Operation Services	JUN 2007
52.246-2	Inspection Of Supplies—Fixed Price	AUG 1996
52.247-34	F.O.B. Destination	NOV 1991
52.252-2	Clauses Incorporated By Reference	FEB 1998
252.219-7011	Notification to Delay Performance	JUN 1998
252.225-7013	Duty-Free Entry	OCT 2006

252.227-7016	Rights in Bid or Proposal Information	JUN 1995
252.232-7003	Electronic Submission of Payment Requests and Receiving Reports	MAR 2008
252.246-7000	Material Inspection And Receiving Report	MAR 2008

CLAUSES INCORPORATED BY FULL TEXT

52.212-5     CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS—COMMERCIAL ITEMS (OCT 2008)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

(1) 52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).

(2) 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Pub. L. 108-77, 108-78).

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items: (Contracting Officer check as appropriate.)

☒ (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (SEP 2006), with Alternate I (OCT 1995) (41 U.S.C. 253g and 10 U.S.C. 2402).

☐ (2) 52.219-3, Notice of HUBZone Small Business Set-Aside (Jan 1999) (15 U.S.C. 657a).

☐ (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (JUL 2005) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).

☐ (4) [Removed].

☐ (5)(i) 52.219-6, Notice of Total Small Business Set-Aside (JUNE 2003) (15 U.S.C. 644).

☐ (ii) Alternate I (OCT 1995) of 52.219-6.

☐ (iii) Alternate II (MAR 2004) of 52.219-6.

☐ (6)(i) 52.219-7, Notice of Partial Small Business Set-Aside (JUNE 2003) (15 U.S.C. 644).

☐ (ii) Alternate I (OCT 1995) of 52.219-7.

☐ (iii) Alternate II (MAR 2004) of 52.219-7.

☐ (7) 52.219-8, Utilization of Small Business Concerns (MAY 2004) (15 U.S.C. 637 (d)(2) and (3)).

☐ (8)(i) 52.219-9, Small Business Subcontracting Plan (APR 2008) (15 U.S.C. 637(d)(4)).

☐ (ii) Alternate I (OCT 2001) of 52.219-9

☐ (iii) Alternate II (OCT 2001) of 52.219-9.

☐ (9) 52.219-14, Limitations on Subcontracting (DEC 1996) (15 U.S.C. 637(a)(14)).

☐ (10) 52.219-16, Liquidated Damages—Subcontracting Plan (JAN 1999) (15 U.S.C. 637(d)(4)(F)(i)).

☐ (11)(i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (OCT 2008) (10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer).

☐ (ii) Alternate I (JUNE 2003) of 52.219-23.

☐ (12) 52.219-25, Small Disadvantaged Business Participation Program—Disadvantaged Status and Reporting (APR 2008) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☐ (13) 52.219-26, Small Disadvantaged Business Participation Program—Incentive Subcontracting (OCT 2000) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☐ (14) 52.219-27, Notice of Total Service-Disabled Veteran-Owned Small Business Set-Aside (MAY 2004) (U.S.C. 657 f).

☐ (15) 52.219-28, Post Award Small Business Program Rerepresentation (JUNE 2007) (15 U.S.C. 632(a)(2)).

☐ (16) 52.222-3, Convict Labor (JUNE 2003) (E.O. 11755).

☒ (17) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (FEB 2008) (E.O. 13126).

☒ (18) 52.222-21, Prohibition of Segregated Facilities (FEB 1999).

☒ (19) 52.222-26, Equal Opportunity (MAR 2007) (E.O. 11246).

☒ (20) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of theVietnam Era, and Other Eligible Veterans (SEP 2006) (38 U.S.C. 4212).

☒ (21) 52.222-36, Affirmative Action for Workers with Disabilities (JUN 1998) (29 U.S.C. 793).

☒ (22) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (SEP 2006) (38 U.S.C. 4212).

☐ (23) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (DEC 2004) (E.O. 13201).

☐ (24)(i) 52.222-50, Combating Trafficking in Persons (AUG 2007) (Applies to all contracts).

☐ (ii) Alternate I (AUG 2007) of 52.222-50.

☐ (25)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Items (MAY 2008) (42 U.S.C. 6962(c)(3)(A)(ii)).

☐ (ii) Alternate I (MAY 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(c)).

☐ (26) 52.223-15, Energy Efficiency in Energy-Consuming Products (DEC 2007) (42 U.S.C. 8259b)    .

☐ (27)(i) 52.223-16, IEEE 1680 Standard for the Environmental Assessment of Personal Computer Products (DEC 2007) (E.O. 13423).

☐ (ii) Alternate I (DEC 2007) of 52.223-16.

☐ (28) 52.225-1, Buy American Act—Supplies (JUNE 2003) (41 U.S.C. 10a-10d).

☐ (29)(i) 52.225-3, Buy American Act—Free Trade Agreements—Israeli Trade Act (AUG 2007) (41 U.S.C. 10a-10d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, Pub. L 108-77, 108-78, 108-286, 109-53 and 109-169).

☐ (ii) Alternate I (JAN 2004) of 52.225-3.

☐ (iii) Alternate II (JAN 2004) of 52.225-3.

☐ (30) 52.225-5, Trade Agreements (Nov 2007) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

☐ (31) 52.225-13, Restrictions on Certain Foreign Purchases (JUN 2008) (E.O.’s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

☐ (32) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov 2007) (42 U.S.C. 5150).

☐ (33) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov 2007) (42 U.S.C. 5150).

☒ (34) 52.232-29, Terms for Financing of Purchases of Commercial Items (FEB 2002) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

☐ (35) 52.232-30, Installment Payments for Commercial Items (OCT 1995) (41 U.S.C. 255(f), 10 U.S.C. 2307(f)).

☒ (36) 52.232-33, Payment by Electronic Funds Transfer—Central Contractor Registration (OCT 2003) (31 U.S.C. 3332).

☐ (37) 52.232-34, Payment by Electronic Funds Transfer—Other than Central Contractor Registration (MAY 1999) (31 U.S.C. 3332).

☐ (38) 52.232-36, Payment by Third Party (MAY 1999) (31 U.S.C. 3332).

☐ (39) 52.239-1, Privacy or Security Safeguards (AUG 1996) (5 U.S.C. 552a).

☒ (40)(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (FEB 2006) (46 U.S.C. Appx 1241(b) and 10 U.S.C. 2631).

☐ (ii) Alternate I (APR 2003) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items: (Contracting Officer check as appropriate.)

☐ (1) 52.222-41, Service Contract Act of 1965 (Nov 2007) (41 U.S.C. 351, et seq.).

☐ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (MAY 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act—Price Adjustment (Multiple Year and Option Contracts) (NOV 2006) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act—Price Adjustment (February 2002) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (5) 52.222-51, Exemption from Application of the Service Contract Act to Contracts for Maintenance, Calibration, or Repair of Certain Equipment—Requirements (Nov 2007) (41 U.S.C. 351, et seq.).

☐ (6) 52.222-53, Exemption from Application of the Service Contract Act to Contracts for Certain Services—Requirements (Nov 2007) (41 U.S.C. 351, et seq.).

☐ (7) 52.237-11, Accepting and Dispensing of $1 Coin (SEP 2008)(31 U.S.C. 5112(p)(1)).

(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records—Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e) (1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in paragraphs (i) through (vi) of this paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—

(i) 52.219-8, Utilization of Small Business Concerns (May 2004) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $550,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ii) 52.222-26, Equal Opportunity (MAR 2007) (E.O. 11246).

(iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (SEP 2006) (38 U.S.C. 4212).

(iv) 52.222-36, Affirmative Action for Workers with Disabilities (June 1998) (29 U.S.C. 793).

(v) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (DEC 2004) (E.O. 13201).

(vi) 52.222-41, Service Contract Act of 1965 (Nov 2007) (41 U.S.C. 351, et seq.).

(vii) 52.222-50, Combating Trafficking in Persons (AUG 2007) (22 U.S.C. 7104(g)). Flow down required in accordance with paragraph (f) of FAR clause 52.222-50.

(viii) 52.222-51, Exemption from Application of the Service Contract Act to Contracts for Maintenance, Calibration, or Repair of Certain Equipment—Requirements (Nov 2007) (41 U.S.C. 351, et seq.).

(ix) 52.222-53, Exemption from Application of the Service Contract Act to Contracts for Certain Services—Requirements (Nov 2007) (41 U.S.C. 351, et seq.).

(x) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (FEB 2006) (46 U.S.C. Appx 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the contractor May include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of clause)

52.216-18      ORDERING. (OCT 1995)

(a) Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders or task orders by the individuals or activities designated in the Schedule. Such orders may be issued from effective date through the end of contract period.

(b) All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or task order and this contract, the contract shall control.

(c) If mailed, a delivery order or task order is considered “issued” when the Government deposits the order in the mail. Orders may be issued orally, by facsimile, or by electronic commerce methods only if authorized in the Schedule.

(End of clause)

52.216-19      ORDER LIMITATIONS.  (OCT 1995)

(a) Minimum order.  When the Government requires supplies or services covered by this contract in an amount of less than I KIT, the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract.

(b) Maximum order.  The Contractor is not obligated to honor:

(1) Any order for a single item in excess of 25 Ea. AoA CPK;

(2) Any order for a combination of items in excess of 25 Ea. AoA CPK; or

(3) A series of orders from the same ordering office within 60 days that together call for quantities exceeding the limitation in subparagraph (1) or (2) above.

(c) If this is a requirements contract (i.e., includes the Requirements clause at subsection 52.216-21 of the Federal Acquisition Regulation (FAR)), the Government is not required to order a part of any one requirement from the Contractor if that requirement exceeds the maximum-order limitations in paragraph (b) above.

(d) Notwithstanding paragraphs (b) and (c) above, the Contractor shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within 15 days after issuance, with written notice stating the Contractor’s intent not to ship the item (or items) called for and the reasons.  Upon receiving this notice, the Government may acquire the supplies or services from another source.

(End of clause)

52.216-22     INDEFINITE QUANTITY.  (OCT 1995)

(a) This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule.  The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

(b) Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause.  The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the “maximum”.  The Government shall order at least the quantity of supplies or services designated in the Schedule as the “minimum”.

(c) Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued.  The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d) Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order.  The contract shall govern the Contractor’s and Government’s rights and obligations with respect to that order to the same extent as if the order were completed during the contract’s effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after 12 months after contract expiration date.

(End of clause)

252.211-7003    ITEM IDENTIFICATION AND VALUATION (AUG 2008)

(a) Definitions. As used in this clause

Automatic identification device means a device, such as a reader or interrogator, used to retrieve data encoded on machine-readable media.

Concatenated unique item identifier means—

(1) For items that are serialized within the enterprise identifier, the linking together of the unique identifier data elements in order of the issuing agency code, enterprise identifier, and unique serial number within the enterprise identifier; or

(2) For items that are serialized within the original part, lot, or batch number, the linking together of the unique identifier data elements in order of the issuing agency code; enterprise identifier; original part, lot, or batch number; and serial number within the original part, lot, or batch number.

Data qualifier means a specified character (or string of characters) that immediately precedes a data field that defines the general category or intended use of the data that follows.

DoD recognized unique identification equivalent means a unique identification method that is in commercial use and has been recognized by DoD. All DoD recognized unique identification equivalents are listed at http://www.acq.osd.mil/dpap/pdi/uid/iuid_equivalents.html.

Enterprise means the entity (e.g., a manufacturer or vendor) responsible for assigning unique item identifiers to items.

Enterprise identifier means a code that is uniquely assigned to an enterprise by an issuing agency.

Government’s unit acquisition cost means—

(1) For fixed-price type line, subline, or exhibit line items, the unit price identified in the contract at the time of delivery;

(2) For cost-type or undefinitized line, subline, or exhibit line items, the Contractor’s estimated fully burdened unit cost to the Government at the time of delivery; and

(3) For items produced under a time-and-materials contract, the Contractor’s estimated fully burdened unit cost to the Government at the time of delivery.

Issuing agency means an organization responsible for assigning a non-repeatable identifier to an enterprise (i.e., Dun & Bradstreet’s Data Universal Numbering System (DUNS) Number, GS1 Company Prefix, or Defense Logistics Information System (DLIS) Commercial and Government Entity (CAGE) Code).

Issuing agency code means a code that designates the registration (or controlling) authority for the enterprise identifier.

Item means a single hardware article or a single unit formed by a grouping of subassemblies, components, or constituent parts.

Lot or batch number means an identifying number assigned by the enterprise to a designated group of items, usually referred to as either a lot or a batch, all of which were manufactured under identical conditions.

Machine-readable means an automatic identification technology media, such as bar codes, contact memory buttons, radio frequency identification, or optical memory cards.

Original part number means a combination of numbers or letters assigned by the enterprise at item creation to a class of items with the same form, fit, function, and interface.

Parent item means the item assembly, intermediate component, or subassembly that has an embedded item with a unique item identifier or DoD recognized unique identification equivalent.

Serial number within the enterprise identifier means a combination of numbers, letters, or symbols assigned by the enterprise to an item that provides for the differentiation of that item from any other like and unlike item and is never used again within the enterprise.

Serial number within the part, lot, or batch number means a combination of numbers or letters assigned by the enterprise to an item that provides for the differentiation of that item from any other like item within a part, lot, or batch number assignment.

Serialization within the enterprise identifier means each item produced is assigned a serial number that is unique among all the tangible items produced by the enterprise and is never used again. The enterprise is responsible for ensuring unique serialization within the enterprise identifier.

Serialization within the part, lot, or batch number means each item of a particular part, lot, or batch number is assigned a unique serial number within that part, lot, or batch number assignment. The enterprise is responsible for ensuring unique serialization within the part, lot, or batch number within the enterprise identifier.

Unique item identifier means a set of data elements marked on items that is globally unique and unambiguous. The term includes a concatenated unique item identifier or a DoD recognized unique identification equivalent.

Unique item identifier type means a designator to indicate which method of uniquely identifying a part has been used. The current list of accepted unique item identifier types is maintained at http://www.acq.osd.mil/dpap/pdi/uid/uii_types.html.

(b) The Contractor shall deliver all items under a contract line, subline, or exhibit line item.

(c) Unique item identifier.

(1) The Contractor shall provide a unique item identifier for the following:

(i) All delivered items for which the Government’s unit acquisition cost is $5,000 or more.

(ii) The following items for which the Government’s unit acquisition cost is less than $5,000:

Contract line, subline, or  exhibit line

item No.	Item description

(iii) Subassemblies, components, and parts embedded within delivered items as specified in Attachment Number     .

(2) The unique item identifier and the component data elements of the DoD unique item identification shall not change over the life of the item.

(3) Data syntax and semantics of unique item identifiers. The Contractor shall ensure that—

(i) The encoded data elements (except issuing agency code) of the unique item identifier are marked on the item using one of the following three types of data qualifiers, as determined by the Contractor:

(A) Application Identifiers (AIs) (Format Indicator 05 of ISO/IEC International Standard 15434), in accordance with ISO/IEC International Standard 15418, Information Technology—EAN/UCC Application Identifiers and Fact Data Identifiers and Maintenance and ANSI MH 10.8.2 Data Identifier and Application Identifier Standard.

(B) Data Identifiers (DIs) (Format Indicator 06 of ISO/IEC International Standard 15434), in accordance with ISO/IEC International Standard 15418, Information Technology—EAN/UCC Application Identifiers and Fact Data Identifiers and Maintenance and ANSI MH 10.8.2 Data Identifier and Application Identifier Standard.

(C) Text Element Identifiers (TEIs) (Format Indicator 12 of ISO/IEC International Standard 15434), in accordance with the Air Transport Association Common Support Data Dictionary; and

(ii) The encoded data elements of the unique item identifier conform to the transfer structure, syntax, and coding of messages and data formats specified for Format Indicators 05, 06, and 12 in ISO/IEC International Standard 15434, Information Technology—Transfer Syntax for High Capacity Automatic Data Capture Media.

(4) Unique item identifier.

(i) The Contractor shall—

(A) Determine whether to—

(1) Serialize within the enterprise identifier;

(2) Serialize within the part, lot, or batch number; or

(3) Use a DoD recognized unique identification equivalent; and

(B) Place the data elements of the unique item identifier (enterprise identifier; serial number; DoD recognized unique identification equivalent; and for serialization within the part, lot, or batch number only: original part, lot, or batch number) on items requiring marking by paragraph (c)(1) of this clause, based on the criteria provided in the version of MIL-STD-130, Identification Marking of U.S. Military Property, cited in the contract Schedule.

(ii) The issuing agency code—

(A) Shall not be placed on the item; and

(B) Shall be derived from the data qualifier for the enterprise identifier.

(d) For each item that requires unique item identification under paragraph (c)(1)(i) or (ii) of this clause, in addition to the information provided as part of the Material Inspection and Receiving Report specified elsewhere in this contract, the Contractor shall report at the time of delivery, either as part of, or associated with, the Material Inspection and Receiving Report, the following information:

(1) Unique item identifier.

(2) Unique item identifier type.

(3) Issuing agency code (if concatenated unique item identifier is used).

(4) Enterprise identifier (if concatenated unique item identifier is used).

(5) Original part number (if there is serialization within the original part number).

(6) Lot or batch number (if there is serialization within the lot or batch number).

(7) Current part number (optional and only if not the same as the original part number).

(8) Current part number effective date (optional and only if current part number is used).

(9) Serial number (if concatenated unique item identifier is used).

(10) Government’s unit acquisition cost.

(11) Unit of measure.

(e) For embedded subassemblies, components, and parts that require DoD unique item identification under paragraph (c)(1)(iii) of this clause, the Contractor shall report as part of, or associated with, the Material Inspection and Receiving Report specified elsewhere in this contract, the following information:

(1) Unique item identifier of the parent item under paragraph (c)(1) of this clause that contains the embedded subassembly, component, or part.

(2) Unique item identifier of the embedded subassembly, component, or part.

(3) Unique item identifier type.**

(4) Issuing agency code (if concatenated unique item identifier is used).**

(5) Enterprise identifier (if concatenated unique item identifier is used).**

(6) Original part number (if there is serialization within the original part number).**

(7) Lot or batch number (if there is serialization within the lot or batch number).**

(8) Current part number (optional and only if not the same as the original part number).**

(9) Current part number effective date (optional and only if current part number is used).**

(10) Serial number (if concatenated unique item identifier is used).**

(11) Description.

** Once per item.

(f) The Contractor shall submit the information required by paragraphs (d) and (e) of this clause in accordance with the data submission procedures at http://www.acq.osd.mil/dpap/pdi/uid/data_submission_information.html.

(g) Subcontracts. If the Contractor acquires by subcontract, any item(s) for which unique item identification is required in accordance with paragraph (c)(1) of this clause, the Contractor shall include this clause, including this paragraph (g), in the applicable subcontract(s).

(End of clause)

252.212-7001  CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS APPLICABLE TO DEFENSE ACQUISITIONS OF COMMERCIAL ITEMS (SEP 2008)

(a) The Contractor agrees to comply with the following Federal Acquisition Regulation (FAR) clause which, if checked, is included in this contract by reference to implement a provision of law applicable to acquisitions of commercial items or components.

☐ 52.203-3, Gratuities (APR 1984) (10 U.S.C. 2207).

(b) The Contractor agrees to comply with any clause that is checked on the following list of Defense FAR Supplement clauses which, if checked, is included in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items or components.

 (1) ☐ 252.205-7000, Provision of Information to Cooperative Agreement Holders (DEC 1991) (10 U.S.C. 2416).

 (2) ☐ 252.219-7003, Small Business Subcontracting Plan (DoD Contracts) (APR 2007) (15 U.S.C. 637).

 (3) ☐ 252.219-7004, Small Business Subcontracting Plan (Test Program) (AUG 2008) (15 U.S.C. 637 note).

 (4) ☒ 252.225-7001, Buy American Act and Balance of Payments Program (JUN 2005) (41 U.S.C. 10a-10d, E.O. 10582).

 (5) ☐ 252.225-7012, Preference for Certain Domestic Commodities (MAR 2008) (10 U.S.C. 2533a).

 (6) ☒ 252.225-7014, Preference for Domestic Specialty Metals (JUN 2005) (10 U.S.C. 2533a).

 (7) ☐ 252.225-7015, Restriction on Acquisition of Hand or Measuring Tools (JUN 2005) (10 U.S.C. 2533a).

 (8) ☐ 252.225-7016, Restriction on Acquisition of Ball and Roller Bearings (MAR 2006) (Section 8065 of Public Law 107-117 and the same restriction in subsequent DoD appropriations acts).

 (9) ☒ 252.225-7021, Trade Agreements (MAR 2007) (19 U.S.C. 2501-2518 and 19 U.S.C. 3301 note).

 (10) ☐ 252.225-7027, Restriction on Contingent Fees for Foreign Military Sales (APR 2003) (22 U.S.C. 2779).

 (11) ☐ 252.225-7028, Exclusionary Policies and Practices of Foreign Governments (APR 2003) (22 U.S.C. 2755).

 (12)(i) ☐ 252.225-7036, Buy American Act—Free Trade Agreements—Balance of Payments Program (MAR 2007) (41 U.S.C. 10a-10d and 19 U.S.C. 3301 note).

 (ii) ☐ Alternate I (OCT 2006) of 252.225-7036.

 (13) ☐ 252.225-7038, Restriction on Acquisition of Air Circuit Breakers (JUN 2005) (10 U.S.C. 2534(a)(3)).

 (14) ☐ 252.226-7001, Utilization of Indian Organizations, Indian-Owned Economic Enterprises, and Native Hawaiian Small Business Concerns (SEP 2004) (Section 8021 of Pub. L. 107-248 and similar sections in subsequent DoD appropriations acts).

 (15) ☒ 252.227-7015, Technical Data—Commercial Items (NOV 1995) (10 U.S.C. 2320).

 (16) ☐ 252.227-7037, Validation of Restrictive Markings on Technical Data (SEP 1999) (10 U.S.C. 2321).

 (17) ☒ 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports(MAR 2008) (10 U.S.C. 2227).

 (18) ☐ 252.237-7019, Training for Contractor Personnel Interacting with Detainees (SEP 2006) (Section 1092 of Public Law 108-375).

 (19) ☒ 252.243-7002, Requests for Equitable Adjustment (MAR 1998) (10 U.S.C. 2410).

 (20)(i) ☐ 252.247-7023, Transportation of Supplies by Sea (MAY 2002) (10 U.S.C. 2631).

 (ii) ☐ Alternate I (MAR 2000) of 252.247-7023.

 (iii) ☐ Alternate II (MAR 2000) of 252.247-7023.

 (iv) ☐ Alternate III (MAY 2002) of 252.247-7023.

 (21) ☒ 252.247-7024, Notification of Transportation of Supplies by Sea (MAR 2000) (10 U.S.C. 2631).

(c) In addition to the clauses listed in paragraph (e) of the Contract Terms and Conditions Required to Implement Statutes or Executive Orders—Commercial Items clause of this contract (FAR 52.212-5), the Contractor shall include the terms of the following clauses, if applicable, in subcontracts for commercial items or commercial components, awarded at any tier under this contract:

(1) 252.225-7014, Preference for Domestic Specialty Metals, Alternate I (APR 2003) (10 U.S.C. 2533a).

(2) 252.237-7019, Training for Contractor Personnel Interacting with Detainees (SEP 2006) (Section 1092 of Public Law 108-375).

(3) 252.247-7023, Transportation of Supplies by Sea (MAY 2002) (10 U.S.C. 2631).

(4) 252.247-7024, Notification of Transportation of Supplies by Sea (MAR 2000) (10 U.S.C. 2631).

(End of clause)

MARCORSYSCOM WAWF INSTRUCTIONS TO CONTRACTORS

ELECTRONIC SUBMISSION OF PAYMENT REQUESTS AND RECEIVING REPORTS (MAR 2008)

In compliance with DFARS 252.232-7003, “Electronic Submission of Payment Request and Receiving Reports (March 2008)”, the United States Marine Corps (USMC) utilizes WAWF-RA to electronically process vendor request for payment.  The contractor is required to utilize this system when processing invoices and receiving reports under this contract.

The contractor shall (i) ensure an Electronic Business Point of Contract (POC) is designated in Central Contractor Registration at http://www.ccr.gov and (ii) register to use WAWF-RA at the https://wawf.eb.mil/ within ten (10) days after award of the contract or modification incorporating WAWF-RA into the contract.  Step by step procedures to register are available at the https://wawf.eb.mil/.

The USMC WAWF-RA point of contact for this contract is (1)                               and can be reached on (2)###-###-#### or via email at (3)                                                  . The alternate USMC WAWF-RA point of contact is (4)                                 and can be reached on (5) ###-###-#### or via email at (6)                                .

The contactor is directed to use the  (7)                format when processing invoices and receiving reports.  For all requirements, the contractor shall use the Marine Corps Systems Command DODAAC (M67854) as the DODAAC for all shipping addresses, even if the ship-to address is other than the Marine Corps Systems Command.

DFAS-Columbus

P.O. Box 369022

Attn:Kansas-M67443

Columbus, Ohio 43236-9022

E-Mail: CCO-KC-VPIS@DFAS.MIL (Vendor Pay)

PHONE: 1-800-756-4571 #2 then #4 (MOCAS = #1 then #4)

WAWF:  https://wawf.eb.mil/ <https://wawf.eb.mil/>

My Invoice: https://myinvoice.csd.disa.mil <https://myinvoice.csd.disa.mil>

Data entry information in WAWF:

Payment Office DoDAAC: (8a)

Issue By DoDAAC: (8b)

Admin Office DoDAAC: (8c)

Ship To/Service Acceptor DoDAAC: (8d)                    /EXT

Contract Number: (8e)

Before closing out of an invoice session in WAWF-RA, but after submitting your document or documents, the contractor will be prompted to send additional email notifications.  The contractor shall click on “ Send Additional Email Notifications” block on the page that appears. Add the primary point of contact’s email address(provided above) in the first email address block and add the alternate point of contact’s email address in the following block.  This additional notification to the government is important to ensure the appropriate point of contact is aware that the invoice documents have been submitted into the WAWF-RA system.

NOTE: The POCs identified above are for WAWF issues only.  Any other contracting questions/problems should be addressed to the POC identified in Section A of the contract.

STATEMENT OF WORK (SOW)

STATEMENT OF WORK (SOW)

Statement of Work

Material Handling and Construction Equipment

Add on Armor Crew Protection Kit

C.1 Purpose and Scope.  This statement of work describes the outcomes the contractor is required to achieve in order to provide the United States Army qualified Add on Armor, Crew Protection kits. The contractor shall provide for integration of the CPKs into the systems identified. The purpose of a CPK is to maximize crew survivability and protection in the event of direct small arms fire or IED attack.  That requirement provides for the following:

C.2  Requirements.  The Contractor shall conform to all protection requirements as stated the United States Marine Corps Armor requirement in contract M67854-07-D-5023.

a.  Direct Fire.  See SOW under contract M67854-07-D-5023

b.  IED. – See SOW under contract M67854-07-D-5023

c.  Transparent Armor (TA) The level of protection for the transparent armor shall be the same as the opaque armor.

d.  To the greatest degree feasible, normal operator visibility should be maintained following a ballistic impact.

e.  Installation of an armor kit shall not impede the operator’s ability to Ingress or Egress the equipment. Additionally, the kit shall contain an emergency egress hatch or window which can be accessed from either the exterior or interior of the vehicle.  Latches or locking mechanisms shall be common equipment.

f.  Armor kits shall include environmental controls to maintain a viable operating environment inside the armored crew compartment/cab.

C.2.1  The contractor shall produce, install and provide field support for Add on Armor (AoA) Crew Protection Kits (CPK) for the All Terrain Crane, Demag Model MAC-50, NSN 3810-01-538-4030.

C.2.1.1  Each kit shall contain (over packed) one set of installation instructions, operating instructions and maintenance instructions. Each kit shall also contain additional attaching hardware for initial support, commonly known as Prescribed Load List (PLLs).

C.2.2  The contractor is required to have access to classified information. The contractor shall have established the appropriate facilities and management controls at the secret level. The contractor shall have assigned to this effort personnel who have valid security clearances at the secret level, in accordance with the DD254.

C.3 Production

C.3.1 Hardware: The contractor shall produce CPKs that conform to the configurations approved by the government. All kits shall be fabricated to this configuration unless otherwise directed, in writing, by the PCO.

C.3.2  Kit Assembly and Packaging Data Development

C.3.2.1 Storage. Until the Government directs shipment, the contractor shall store the kits for a period of up to 60 calendar days after acceptance. During this period, the kits shall be stored at no additional cost to the Government.

C.3.2.2  The contractor shall develop and provide to the Government LMI-packaging data for all provisioned TACOM AKZ managed items (i.e., “P” coded items other than “PR” or “PZ”). The contractor shall provide new or corrected LMI-packaging data for revisions created by a Configuration change. With each data submission, the contractor shall include verification support data for each of the LMI-packaging data items, which shall provide the Government a reasonable means to determine the adequacy of the contractor prepared packaging analysis and data submittal. This shall include item drawings and copies of applicable Material Safety Data Sheets for Hazardous Material items.

C.3.2.3  Excluded items are those items with packaging data already in the TACOM Packaging File “PACQ”, FEDLOG, FLIS, and those assigned a Contractor and Government Entity Code (CAGE) of: 1T416, 21450, 80204, 96906, 10060, 24617, 80205, 99237, 80244, 81343, 81348, 81349, 81352, and 88044.

C.3.2.4 Packaging/Logistics Data Entry. The Contractor shall develop, maintain and update packaging data.  LMI packaging data is required IAW MIL-PRF-49506 and will provide for the entry of information to the computer data base known as the TACOM Packaging Data File. The Packaging Data Entry shall be in an ASCII delimited text format using commas as delimiters. Quotation marks may be used as text qualifiers but are not required.

C.3.2.4.1 At contractor’s request, the Government will provide MS ACCESS application to contractor that provides data formatting and edit features for coding of packaging data products IAW MIL-STD-2073-1D.

C.3.2.5 Special Packaging Instructions (SPI) The Contractor shall develop a SPI for each repairable TACOM managed item. The TACOM managed items would include items such as those being considered as National Maintenance Work Requirement (NMWR) candidate items. Packaging processes and materials shall be described for cleaning, drying, preserving, unit, intermediate (as applicable), and exterior packing, marking, and unitization. Figures and narrative data shall be developed to describe the form, fit, and function of packaging in sufficient detail for reproduction.

C.3.2.5.1 Validation testing of SPI candidate shall be in accordance with ASTM D 4169. “Standard Practice for Performance Testing of Shipping Containers and Systems” and see:  Acceptance Criteria 1, Distribution Cycle 18, Assurance Level I for unique components identified as fragile and/or sensitive and not previously tested.  Performance Testing may be limited to Test Schedule “A” (Handling-manual and mechanical), for the first and second handling sequences and Schedule F Testing:  Loose Load Vibration.  Replicate testing and climatic conditioning is not required.  Items with previously approved documented test results may be exempt from validation testing.

C.3.2.6 Any Engineering Change Proposal (ECP) that impacts kit configuration packaging and distribution shall be provided by the contractor.  The ECP shall be complete and shall include packaging impact statement and assessments for items requiring special handling, storage or condemnation, HAZMAT, shelf life, and transportability problem items.

C.4  CREW PROTECTION KIT (CPK) AND CPK TECHNICAL DATA PACKAGE

The Crew Protection Kit is also called the Add on Armor Kit. The contractor shall design a Crew Protection Kit, to be integrated with the All Terrain Crane, MAC-50. The design of the CPK shall include alterations to existing vehicle systems and components as necessary for safe operation and installation of the CPK.

C.4.1  The Contractor shall develop and deliver CPK armor kit Product Drawings/Models and Associated Lists IAW DI-SESS-81000C, TDP Option Worksheets (Attachments 001&002), Tailoring Checklist (Attachment 003), Weld Requirements (Attachment 004), Metadata Attributes (Attachment 005), and MIL-DTL-31000, Technical Data Packages.

C.4.1.1  The Contractor shall design the CPK A Kit (armor kit Installation Provisions) and armor kit (Parts and Assembly) in native and neutral computer aided design (CAD) formats using Digital Product Definition Data Sets and Model Based Definition (MBD) Practices IAW ASME Y14.41, ASME Y 14.41 Reference Section 1.8, and ISO 10303 STEP AP 214 (part, assembly models and product structure).

C.4.1.2 The CPK  3-D CAD assembly models shall be of sufficient detail to provide armor kit installation, space, weight, centers of rotation, angles of elevation and depression, and interface requirements. The CPK installation assembly data sets shall contain overall and principle dimensions and clearances for CPK installation and servicing. This includes operational clearances for opening of doors, removal of plug-in units i.e. armor protection, cable/pipe/routing penetrations, travel/rotation of any moving parts, interface mounting and mating details, identification and requirement of part/assembly items not in the kit but required to interconnect for armor kit installation, and references to associated armor kit assembly models and documentation.

C.4.1.3 The CPK armor kit MBD datasets shall contain a 3-D representation of a part and assembly that is fully parametric, contains associated 3-D geometry, 3-D dimensions, 3-D tolerances, 3-D annotations, with at least one stored functional dimensioning and tolerancing view. It shall contains the associated part and notes and attributes lists, and product and manufacturing information (PMI), contains corresponding part and assembly material and process specifications, and associated documentation. The armor kit MBD datasets shall be sufficient to permit competitive procurement of the armor kit. Data shall be fully defined to permit a competent manufacturer to produce an interchangeable item which duplicates the physical and performance characteristics of the original design.

C.4.1.3.1 The CPK armor kit 3D CAD assembly models shall identify the part items, provide reference to installation special tools and materials, and specify installation test or calibration requirements.

C.4.1.4 ISO 10303 STEP AP 214 Export capability is required to package the product structure, content files and metadata for all (native and neutral) part and assembly solid model file formats.

C.4.1.5 The Contractor shall use ASME Y14.100, Y14.5, Y14.24, Y14.34, and Y14.35 as a composite set in data preparation and delivery of 2-D Product Drawings and Associated Lists sourced from 3-D CAD part and assembly models, as required.

C.4.1.6 The Contractor shall incorporate CPK part-assembly welds.  The drawing/model weld information shall indicate the ballistic, critical or non-critical nature of the weld.

C.4.1.7  The Contractor shall not develop new drawings under this contract for vendor or commercial parts if equivalent or alternate parts exist as standard industry or military items (i.e., standard industry or military hardware, bulk material, etc.). The Contractor shall not use any existing vendor or commercial parts in the CPK if equivalent or alternate parts are defined by existing Government or non-Government standardization documents. These requirements shall reference the standardization document and specify the Part or Identifying Number (PIN) when defined in the document, or otherwise specify all information necessary to define the item or bulk material.

C.4.1.8  Each product drawing, model, associated list, or other technical data, created or revised at Government expense under this contract, shall cite the corresponding release authority (ERR number) in the revision history description, to include Product Baseline for any data being initially released to establish the product baseline. Alphabetical revisions are required; numerical revisions are not allowed.  The revision history description shall also conform to subparagraphs (a), (b), or (c)(1) of 6.1.3 and 6.1.7 of ASME Y14.35. C.12.2 The contractor shall submit their armor design concept with their proposal package and identify the impacts of increased weights, etc. on vehicle performance. The Contractors 2D/3D drawing/model geometry and CAD data creation standards shall accompany the proposal.

C.4.3 Access to Classified Information: The contractor (or his armor subcontractor) is required to have access to classified information. The contractor (or his armor subcontractor) shall have established the appropriate facilities and management controls up to the secret level.

C.5 Technical Publications: Construction/Materiel Handling Equipment, Crew Protection Kit (CPK) Technical Bulletin (TB) and Parts Provisioning List (PPL):

C.5.1.

C.5.1.1 The Contractor shall prepare, validate and deliver a separate Crew Protection Kit (CPK) Technical Bulletin (TB) to support the use, operation, maintenance, parts and installation and removal of the unique CPK as applied to the vehicle system.

C.5.1.2. The Technical Bulletin(s) shall be prepared in accordance with Exhibit General Publication Requirements and Exhibit Repair Parts and Special Tools List Requirements,

MIL-STD 40051-2 and MIL-HDBK 1222C. The MIL-STD and MIL-HDBK are available at www.logsa.army.mil. The CPK TBs shall include CPK installation and removal instructions, Operators instructions, Unit and Direct Support Maintenance and related Repair Parts and Special Tools List (RPSTL) data. The Commodity Command Standard System (CCSS) based RPSTL data shall be included in the TB as part of the Supporting Information Chapter/work package.

C.5.1.3. All CPK instructions shall be in the form of fully illustrated, detailed start step to end step instructions. The CPK installation instructions shall be written to maximize the efficiency of the installation process. The detailed removal instructions shall be in the same form as the installation instructions. Simply stating reverse the installation instructions or similar is not acceptable. The step by step installation and removal instructions shall be included in the back of the CPK TB as part of the Supporting Information Chapter. The installation and removal instructions shall be part of the combined VAL/VER effort.

C.5.1.4. All instructions shall contain clear illustration of each step. Instructions shall include required modification dimensions or templates as needed to install the CPK on the vehicle. Include appropriate Warnings, Cautions regarding welding, drilling or otherwise degrading the integrity of the ROP/FOPS structure; recertification may be required. Hardware and armor items which could be installed backwards shall be clearly shown and described in the proper orientation. In particular, the proper handling, storage and cleaning of transparent and opaque armor shall be illustrated and described in detail to avoid damage. The use of digital photos and line art are acceptable; the use of color is not acceptable. Multiple views of the after CPK installation vehicle configuration shall be illustrated in the TB.

5.1.5. Combined Validation and Verification:

C.5.1.6. The Contractor shall physically validate 100% of the TB/ETM delivery; this includes the kit installation (if not previously Val/Ver’d) and removal instructions to be included in the CPK TB. All TB data and instructions shall be concurrently verified by the government prior to the final delivery and publication. Validation methodology shall be hands-on (preferred), comparative or desk-top (if hands-on can’t be performed) and shall be sufficient to find and correct all technical inaccuracies and shortcomings in the data developed under this contract. The contractor shall maintain validation records documenting control of the validation process, the actions taken to validate each task, corrective actions and mark-ups required for each task and page and follow-up validation of corrected and reworked data. Contractor shall make available a copy of the mark-ups and re-worked pages for government records. The contractor shall provide the ability to make ongoing/same day or next day corrections to re-worked data, pages. The Government may participate or witness the contractor’s validation process. Witnessing the contractors validation process will serve as the Governments primary verification effort.

C.5.1.7. Delivery. Contractor shall prepare and deliver paper, digital (Adobe Acrobat 5.0 or higher .PDF ETM) and editable files with intelligent text. Intelligent text is defined as text that can be selected, edited, manipulated, copied, linked, etc. The text shall not be bit-mapped type graphic data. Graphics and line drawings shall be in CGM, CCITT group 4 or TIFF files.

C.5.1.8. Contractor should make maximum use of existing text and line drawings in the Operators, Maintenance and RPSTL vehicle system manuals.

C.5.1.9. All TB, ETM and editable file materials associated to this contract will be delivered transportation cost prepaid. Delivery will be made to the Commander, US Army Tank-automotive and Armament Command (TACOM), ATTN: AMSTA-LC-CJL, and ATTN: AMSTA-AQ-ADEC Warren Michigan 48397-5000, unless notified otherwise. Material shall arrive at its destination no later than the delivery date scheduled on the respective. Packaging shall be adequate to assure delivery without damage. Material may be hand-carried by the contractor if so desired at no additional cost to the Government.

C.5.1.10. Contractor shall provide an unrestricted copyright release for each TB delivered and insure that the government has the right to use and distribute the related ETMs and electronic data files over the internet.

C.5.1.11. The TB Distribution Restriction Statement for the front cover and Title Block Page shall be: DISTRIBUTION STATEMENT C:

Distribution authorized to US government agencies and contractors associated with PEO CS&CSS TACOM Life Cycle Management Command (LCMC) locations or providing support to the TACOM LCMC and community partners IAW AR 530-1. For Official Use Only (FOUO) caveat is assigned so as not to place US personnel at risk, or compromise security procedures, or DOD information (Critical/Technology). This document is not releasable to the public or media. Destroy by shredding or tearing to make unreadable, when no longer needed. This document should not be sent over the INTERNET unencrypted, or posted to any public website. Other requests for this document shall be referred to Program Manager, Engineer Systems, Ground Transportation and Engineer Systems, Marine Corps System Command (attn: Mike Farley, (703)432-3727) Quantico Virginia 22134 or PEO CS&CSS (Linda Hefferan 586.574.5505. Mail: PEO CS&CSS, ATTN: SFAE-CSS-FP, 6501 E. 11 mile Road, Warren MI 48397.

C.5.1.12.1. The contractor shall destroy all paper copies and electronic files upon government acceptance of final publication deliverables.

C.5.1.12.2. If the contractor sends the CPK TB via INTERNET, the TB must meet FIPS 140-2 Encryption Standard.

C.5.2 Provisioning: The contractor shall develop and deliver Logistics Management Information (LMI)(Provisioning Parts List {PPL} (036 Report acceptable) data for the MAC-50 Crew Protection Kit (CPK). The contractor shall use this data to update the current Provisioning Master Record (PMR) database for each system. A Start of Work/Provisioning Guidance Meeting shall be held no more than 30 days after contract award.   Documents applicable for use in identification, content, format, delivery and related guidance for this data: MIL-PRF-49506,

Performance Specifications, Logistics Management Information (LMI), 11 Nov 96 MIL-HDBK-502, Acquisition Logistics Handbook (for reference only).  The contractor shall provide Logistic Management Information (LMI) data for all parts on each system CPK. Associated provisioning data (drawings) shall be provided for the top level assembly (kit) drawing or illustration and all parts. All LMI provisioning data shall be prepared in accordance with DI-ALSS-8159, DI-ALSS-81530 and the attached PMR Data Requirements sheet.  For industry standard common hardware include descriptive nomenclature. Make from items made from industry standard components shall include additional descriptive nomenclature. Examples of additional descriptive information include, at a minimum, the physical dimensions and all classifications (i.e. hardness, grade, thread type, surface finish, coatings, industry specifications and etc.).  Common hardware includes nuts, bolts, washers, O-rings, cotter pins, C-clips, clevis pins, lamp bulbs, etc.  LMI data shall be capable of being loaded into the Government PMR without any modification to the data. CCSS has various methods by which the Contractor can deliver provisioning data and each will be discussed at the SOW. Contractor shall correct rejects within 30 days after notification of problems.

C.5.2.1 Provisioning Data Products (Drawings): Provisioning drawings shall consist of company drawings or commercial parts book pages that clearly identify each item and its part number, to include a top level assembly (kit) drawing or illustration. Drawings shall be annotated with the appropriate Provisioning Contract Control Number (PCCN) and Provisioning Line Item Sequence Number (PLISN) for that part number. The contractor shall furnish a drawing either hard copy or electronically that is legible and representative for each new part.

C.5.2.2 Provisioning Screening: The contractor shall conduct provisioning screening on each item on the PPL for standardization or NSN identification. This screening will be used to select valid part numbers, NSNs, and current unit of measure/issue prices for provisioning purposes. The contractor shall screen common hardware items (nuts, bolts, screws, washers, lockwashers, rivets, etc.) by technical characteristics. The screening results must be available for review at each provisioning conference. The contractor shall conduct provisioning screening using FLIS, WEBFLIS, FEDLOG or by batch submittal part numbers to DLIS. HAYSTACK is no longer acceptable for provisioning screening. For additional information on FLIS and batch submittals to DLIS, refer to the Provisioning Screening User Guide located on the internet at www.dlis.dla.mil.  For additional information on WEBFLIS, go to www.dlis.dla.mil/WebFlis. There are two versions of WEBFLIS: Public Query and Restricted/Sign-on.  Anyone with access to the Internet may access the Public Query version. The Restricted/Sign-on version requires a valid userid/password to access the system. Userids may be obtained by filling out a registration form. The registration forms are found on the DLIS web site. After accessing the Home Page, go into the Forms and Publications section and select the registration form for WEBFLIS. There are two forms available - one for government workers and one for government sponsored contractors.

C.6  Spare Parts.

C.6.1 The contractor shall produce and package repair and spare parts using a government developed ASL.  The ASL and packaging requirements shall be provided as GFI.

C.6.2 The contractor shall receive and process replacement parts orders, and shall ship replacement parts at Government direction.  Until the Government directs shipment, the contractor shall store the ASL for a period of up to 60 calendar days after acceptance. During this period, the ASL shall be stored at no additional cost to the Government.

C.6.3 Spare Parts Price List. Thirty (30) days after the Initial fielding, the contractor shall provide a priced list of spare parts that may be required to support the AoA CPK.

C.7 Quality Assurance

C.7.1 Quality Planning: For the purpose of this Crew Protection Kit hardware acquisition the contractor shall develop and document a control plan that defines :

a.               inspections to be performed at the various stages of component production

b.              quality objectives to be obtained

c.               process charts that describe the process flow

d.              inspection and test activities specific to this effort

e.               criteria for product acceptance

f.                 documented work instructions that detail specific tasks, this shall include but is not limited to:

a.               Specifications and standards that directly effect product quality

b.              Painting

c.               Welding

d.              Training

e.               Control of non-conforming product

f.                 Unique Customer requirements

C.7.2 Final Inspection: The contractor is responsible for performing all inspections as specified in the control plan, reference C.7.1. The Crew Protection Kits shall be subjected to a complete final inspection by the contractor utilizing a contractor developed and Government approved Final Inspection Record (FIR) ..  The Government may elect to witness and or participate in the contractor’s final inspection.

C.7.3 Deficiencies: All deficiencies disclosed during the final inspection shall be documented on the contractor’s deficiency sheet and included as part of the FIR prior to offering the vehicle for Government Acceptance. The Government will review the submitted FIR, and any deficiencies noted shall be fixed prior to Government acceptance.  The contractor shall also provide failure analysis and the corrective action taken to eliminate the root cause of noted deficiencies.  The contractor shall provide photographs of the deficiency as requested by the government for a specific failure/non compliance.

C.7.4  Safety.  The contractor shall provide cautions and warnings for the AoA CPK, to be affixed onto the inside of the vehicle, during installation, to alert the operator of any required notices and/or warnings. The contractor shall provide sample cautions and warnings 15 days after contract award to determine placement on the inside of the vehicle.

C.8.1 Overhead Power Line Proximity Warning Device

C.8.1.1 The contractor shall provide an overhead power line proximity warning device. The proximity warning device shall be capable of producing audible and visual warning/ alarm signals to alert the crane operator and ground personnel when energized high-voltage power line are near.

C.8.1.2 Physical characteristics and capabilities of the warning device:

a.                                       Sensing antenna(s) shall detect the electric filed emitted and/or the arcing potential from energized high-voltage power line with a clearance distance of 50 ft from the closest part of the crane.  The sensors/ sensing antennas shall be adjustable and able to be recalibrated for different set points.  Allowances for sway and sag of the overhead lines should be made.  Sway is caused by wind and sag occurs when the temperature of the line fluctuates.

b.                                      Speakers shall emit an alert signal that is audible within 20 ft of the crane when the operator and ground personnel enter within the warning or alarm set point. Speakers shall be mounted outside of cab.

c.                                       Operator panel shall consist of display screen indication signal level, warning set point and/or alarm set point, antenna faults as well as the power and sensing adjustment buttons.  The operator panel shall also include a visual warning signal.

d.                                      Remote panel shall provide power to the operator panel, sound information and power to any remotely located speakers, and antennas/cables.

e.                                       Cable reels and housing/brackets shall be provided to support all cabling including power cable(s).  Installation of the cable reel shall allow for ease of maintenance, in the event of damage to reel or mounts.

C.8.1.3 All components including, but not limited to sensing antenna(s), speakers, and cable reels/brackets shall be easily installed using BII and are weather resistant.  The warning device shall utilize the host systems power source.

C.9. Travel: Travel may be required to support this contract. The contractor will be responsible for travel to or from the following locations: TACOM, Warren, MI.  Travel is authorized to visit various vendors for production meetings and production qualification.  Any travel in this regard must be pre-approved by the COR or Contracting Officer or his/her designated representative.  Travel is COST ONLY.  The contractor shall provide a written certification, prior to travel, that sufficient funds are available on the travel CLIN to complete travel.  All travel costs shall be in accordance with Joint Travel Regulations (JTR) and are cost reimbursement only (no profit or fee).  A trip report after travel is required and must be submitted to the COR within five (5) days after completion of travel.

C.10 Program Reviews/Documentation: The Contractor shall provide a weekly status report ( DI-MGMT-80368) in narrative format of all significant issues/activities and any problems that occurred.  The contractor shall conduct a verbal weekly review of all such efforts with the COR, Contracting Officer, and other PM CE/MHE managers through VTC or teleconference.  The weekly review shall include a production schedule, quality review and any potential risk areas that may result in an upcoming deviation from the Scope of Work or delivery schedule.  Any potential deviation from the SOW or delivery schedule the contractor will be required to address with a risk mitigation plan that will correct the deviation if it occurs.

Contracting Officers Representative: The COR is an individual designated in accordance with DFARS 201.602-2 and is authorized in writing by the contracting officer to perform specific technical functions.. The Contactor will receive a copy of the written designation after award that will specify the extent of the COR’s authority to act on behalf of the contracting officer. The COR is not authorized to make any commitments or changes that will affect price, quantity, delivery or any other term or condition of this contract.

C.12  Field Service Representative (FSR).

C.12.1 The contractor shall provide FSRs (Quantity TBD) for installation and post-installation support of the Armored MAC50s in Germany and Southwest Asia (e.g. Iraq, Afghanistan, and Kuwait).  FSR support shall begin and end two years after date of award and may occur at the following sites:

Camp Anaconda, Balad, Iraq

FOB Marez, Mosul, Iraq

Camp Speicher, Tikrit, Iraq

Camp Liberty, Baghdad, Iraq

Bagram, Afghanistan

Camp Arifjan, Kuwait

Ali Al Aslem Airforce Base, Kuwait

Performance period is in South West Asia (SWA).  The Government reserves the right to add additional sites for FSR service as the mission requirements change.  Additional sites will be added via modification to the contract.  The number of FSRs and the performance period at the above sites will be determined at Task Order issuance.

C.12.1.1 The FSRs located in Iraq and Afghanistan shall be stationed at one of the locations identified in C.12.1, but some of the work may require traveling to the installation sites within the SWA Area of Responsibility (AOR) to provide temporary assistance and support New Equipment Training (NET) of the 50T Crane CPK.

C.12.2. The FSRs shall have technical writing experience and general mechanical experience with the 50T Crane CPK.

C.12.2.1 The FSRs must have in-depth knowledge and expertise with all facets of the 50T Crane CPK installation on the vehicles.

C.12.2.2 The FSRs shall provide training, troubleshooting, diagnosis, repair, and resolution of technical issues in support of the 50T Crane CPK installation effort.  The FSRs shall conduct on-the-job production line installation training for the 50T Crane for new military personnel, Government civilian personnel, and other contractor personnel deployed to the installation site.  Training shall be to the level that site installation personnel are capable of maintaining the 50T Crane CPKs, without Contractor oversight.  The FSRs shall provide updated training to previously-trained mechanics to ensure that they are fully aware of all changes and improvements made to the 50T Crane CPK.

C.12.2.3 The FSRs shall provide on-site technical and maintenance support to the CPK New Equipment Training (NET) instructors during operator and maintenance training. NET will be performed at locations identified by the Multi-National Command-Iraq (MNC-I) and the Combined Joint Task Force -82 (CJTF-82). The contracting officer will provide a 14 day notice of dates and locations when NET will occur.

C.12.2.4 The Contractor shall present a weekly status report via email (in contractor format) in accordance with CDRL A008 , which identifies the hours expended and the number of CPK installed per vehicle.

C.12.2.5 The FSRs shall develop a Government approved quality assurance vehicle inspection checklist to verify proper kit installation and full mission capability.  The checklist details the armored MAC50 condition, any damage to the vehicle, and any repair to the CPKs or to the vehicles.  The Government will use these checklists to record process quality control, and once signed by the certifying Government personnel certifies that work on a given vehicle has been completed to standard.  This report shall be part of the weekly status report.

C.12.2.6 All contractor employees are authorized to work a flexible 10 hour per day workday, seven days a week, to accommodate vehicle availability, or may be directed to work a compressed schedule of not less than six days, 70 hours per week, at the discretion of the Program Office, Site Manager or COR.

C.12.2.7 All FSRs must participate in training through the CONUS Replacement Center (CRC) for deployment to SWA. The contractor shall provide a Letter of Authorization (LOA) no later that one week from contract award.  The LOA shall contain all the information that is needed to request a Call Forward, CRC request, and data to input information into SPO Tracker (for ASAALT). The FSRs shall report to Ft. Benning, GA for processing through CRC no later than three weeks before deploying. This schedule is subject to change based on space availability at CRC.

C.12.2.7.1 The contractor shall provide transportation for their personnel from point of origin to CRC, Ft. Benning, GA and return.  The government will provide transportation from CRC to the area of operation (theater) and return upon completion on the mission.  The government will provide an Official Government Travel Memo (LOA) for each contractor employee that will be traveling.  The contractor shall request this memo, from the contracting officer, no later than 7 days after contract award, so the memo is available for CRC.

C.12.2.8  The Contractor is authorized to perform minor repairs to the vehicles, to allow the AoA kits to be applied.    If the vehicle requires repairs, the Contractor shall provide a condition assessment identifying areas requiring repair.

C.12.2.9  In addition to overseeing the installation effort, the FSRs may be required to perform actual installations of the 50T Crane CPKs.

C.12.3 Management of Authorized Stockage List (ASL) Spare Part Components.

C.12.3.1 The FSRs shall receive, distribute and maintain inventory control of ASL spare part components for armored MAC50.  The government will determine the location of storage for the ASL spare parts.  The government will provide securable storage containers suitable for housing the ASL spare part components.  The FSR shall coordinate with the PM CE/MHE Subject Matter Expert (SME) and Site Manager of the Army Field Service Command (AFSC) to identify the site location and receive access to the storage containers.

C.12.3.2 Upon receipt of the ASL package, the FSRs shall conduct an initial inventory of parts against the inventory list provided in the ASL package. Within 24 hours of completion of the inventory, the contractor shall notify the PCO and PM CE/MHE via email of receipt in total and identity of any missing parts.

C.12.3.3 Upon request from units with MAC 50 vehicle or from the PM CE/MHE SME, the FSRs shall distribute parts from the ASL package. Procedures for units requisitioning parts are found in paragraph C.12.3.3.1 and C.12.3.3.2.  Parts shall be issued within 48 hours of request.  The FSR shall provide a weekly report via email (in contractor format) on inventory distribution .  The report shall identify at a minimum: Date of report, model of vehicle, part number issued, description of part, quantity issued, DODAAC of requesting unit, unit number, name of individual issued, email address of individual issued, date of issue, and distribution point.  The report shall be prepared using Microsoft Excel software.  The distribution report shall be delivered electronically to the addressees who receive the Monthly FSR Report and to the PM CE/MHE Subject Matter Experts (SME).  The SME in Iraq is Mr. Chuck Micoletti, Email: MICOLETTI@YAHOO.COM.  The SME in Afghanistan is Mr. Fred Aripez, Email: AripezFr@MMCS.army.mil .

C.12.3.3.1 To obtain parts the unit will contact the FSR and present or fax a DA5988 signed by and authorized requester.  The FSR will arrange for release of an item directly to the requester or the FSR will arrange shipment on the next supply run to the unit.

C.12.3.3.2 Authorized requesters are identified by DA1687 signature cards placed on file with the PM CE/MHE Subject Matter Expert.  Additional signature cards may be placed on file with the following individuals:

Location	Name	Email
IRAQ	Fred Aripez	AripezFr@MMCS.army.mil

AFGHANISTAN	Chuck Micoletti	MicolettiC@MMCS.army.mil

C.12.4 The FSR shall evaluate demand trends and recommend to the PM CE/MHE increased stockage quantity of individual parts currently in the ASL and the addition of any new parts not currently stocked in the ASLs.

C.12.5 To maintain inventory control, the FSR shall present a weekly status report, as part of the weekly report, in accordance with CDRL A004, which identifies parts issued and parts on-hand.  The report shall identify at a minimum: Date of report, model of vehicle, part number, description of part, quantity issued, quantity of part replenished, quantity on-hand, and distribution point. The report shall be prepared using Microsoft Excel software. The report shall be delivered electronically to PM CE/MHE and the PM CE/MHE SME.

C.12.6 Upon any part reaching 50% of total issued, the contractor shall notify the government via email (as the contractor identifies on the inventory/weekly status report in C.12.5).  Notification shall be made within 24 hours of the contractor’s knowledge of 50% total part issued.  The Government will take action to procure and replenish parts.

C.12.7 The FSRs shall make every effort to maintain control and secure the ASL parts.  The contractor shall not be held accountable for parts missing after the initial inventory. Within 24 hours of knowledge of missing parts, the contractor shall notify the government via email.  The Government will take action to procure and replenish parts identified after the initial inventory.

C12.8 Material and Equipment ONLY REQUIRED IF AOA IS INSTALLED AS A KIT:

C.12.8.1 The Government will provide all facilities, installation labor, special tools, MHE, material, and supplies to support the effort.  The Government will also provide minimal field office facilities to include a desk, chair, basic office supplies, and electrical outlets.  Disposition of removed parts will be directed by the Government.  The Government shall be responsible for the transportation of vehicles to the proper locations.

C.12.8.2 The Contractor shall provide its employees’ personal tool kits, communications, and IT equipment (i.e. satellite hook up).

C.12.8.3 The Government will provide two (2) electronic copies (CDs) of the latest Technical Bulletin (TB) and CPKs installation instructions for use as training material.

C.12.8.4 The Government will furnish on-site transportation for contractor employees located in Iraq and Afghanistan.  The Contractor will be required to provide transportation at the other sites.

C.12.8.5 The Government shall provide transportation into and out of SWA for FSRs and equipment from Kuwait as long as it is Government related.  The flights into and out of Iraq sites listed in C.12.1 shall be by military aircraft. For leave or in case of personal emergencies flights out of Kuwait will be by commercial means.

C.12.9 Living Conditions

C.12.9.1 The Government will provide housing for the contractor employees at the Iraq sites listed in C.12.  The Contractor shall be responsible for housing for contractor employees working within Kuwait.

C.12.9.2 As authorized in the LOA or elsewhere in this contract, contractor employees will be provided Government subsistence which includes meals, billeting, emergency medical care, emergency dental are, and access to morale and welfare activities and available chaplains.  If subsistence changes during deployment   (e.g. the Combatant Commander or subordinate Commander changes the authorizations), the Contractor must notify the Contracting Officer.

C.12.9.3 As the Field Service Representatives (FSRs) for this effort will be located in various locations in SWA, the PM CE/MHE is identified as the entity that will provide all support for the FSRs including routine medical and dental care, transportation, billeting, security and logistical needs to support this effort. While performing duties IAW terms and conditions of the contract, the Service Theater Commander will provide force protection to the contractor employees commensurate with that given to Service/Agency (e.g. Army, Navy) civilians in the operations area.

C.12.9.4 As required by the operational situation, the Government may at its discretion relocate FSRs (who are citizens of the United States, aliens in resident in the United States, or third country nationals, not residents in the host nation) to a safe area or evacuate them from the area of operations.  The U.S. State Department has responsibility for evacuation of non-essential personnel.

C.12.9.5 The Contractor shall ensure that each employee hired by or for the Contractor (including subcontractors) acknowledges in writing that they understand the danger, stress, physical hardships, and field living conditions that are possible if the employee deploys in support of military operations.  The Contractor shall ensure that contents of this paragraph are included in all subcontracts.

C.12.9.6 Due to further force security issues and concerns in theater, many commands are asking for verification of the status of our contractor’s security background. As a result, the Contractor must maintain a completed background check on file for each employee that will be deployed.

C.12.10 Medical Information

C.12.10.1 Prior to deployment, the Contractor shall ensure that all deployable personnel are medically and physically fit to endure the rigors of deployment in support of a military operation.  Employees who fail to meet medical or fitness standards, or who become unfit through their own actions, will be removed from the area of operations and replaced at the Contractor’s expense. All personnel must have a complete set of immunizations and inoculations for entry into SWA.

C.12.10.2 Deploying contractor employees shall carry with them a 90 day supply of any medication they require.  Military facilities will not be able to replace many medications required for routine treatment of chronic medical conditions such as high blood pressure, heart conditions, asthma, and arthritis.  Contractor employees will review both the amount of the medication and its suitability in the foreign area with their personal physician and make any necessary adjustments prior to deployment.

C.12.10.3 If glasses are required, the contractor employees will deploy with two pairs of glasses and a current prescription.  Copies of the prescription will be provided by the employee to the CONUS Replacement Center (CRC) so that eyeglass inserts for use in a compatible chemical protective mask can be prepared.

C.12.10.4 The Government does require a medical screening at the CONUS Replacement Center (CRC) for FDA approved immunizations, which shall include DNA sampling.

C.12.11 The Government shall provide the contractor employees with Chemical Defensive Equipment (CDE) familiarization training commensurate with the training provided to Department of Defense civilian employees.  The training and equipment will be provided at the CRC for employees traveling from CONUS.

C.12.12 The Government shall provide the contractor employees with the necessary Isolated Personnel Report (ISOPREP) and Survival Evasion Resistance Escape (FPI/SERE) training.  This training will be conducted at the CRC.

C.12.13 The Contractor shall ensure that all deploying individuals have the required identification tags and cards prior to deployment.  In addition to the DD FM 489 (Geneva Convention Card) issued at the point of deployment, all contractor employees will be issued personal identification tags and Common Access Cards (CAC), if available before deployment.  Personal identification tags will include the following information: full name, social security number, blood type, and religious preference.  Contractor employees will maintain all issued cards and tags on their person at all times while OCONUS.  These cards and tags shall be obtained through CRC, and shall be promptly returned to the Government upon redeployment.

C.12.14 The Contractor shall ensure that their employees obtain any appropriate VISAs before they will be allowed to enter CRC.

C.12.15 The contractor employees accompanying the force are not authorized to wear military uniform, except for specific items required for safety and security.  The Combatant Commander, subordinate Joint Force Commander (JFC), or Army Force (ARFOR) Commander may require that contractor employees be issued and be prepared to wear Organizational Clothing and Individual Equipment (OCIE), to include Chemical, Biological, and Radiological Element (CBRE) and High-Yield Explosive defensive equipment, necessary to ensure contractor personnel safety and security.  The contractor employees shall sign for all issued OCIE to acknowledge receipt and acceptance of responsibility for the proper maintenance and accountability of the OCIE.  The contractor employees shall return all issued OCIE to the Government at the place of issue unless directed otherwise by the Contracting Officer.  The Contracting Officer shall require the Contractor to reimburse the Government for OCIE lost, stolen, or damaged due to Contractor negligence or misconduct.

C.12.16 The Contractor shall ensure that deployed employees possess the required licenses to operate all vehicles or equipment necessary to perform contract tasks in the theater of operations.  Before operating any military owned or leased vehicles or equipment, the contract employee shall provide proof of license (issued by an appropriate governmental authority) to the unit or agency issuing the vehicles or equipment.

C.12.17 Contractor employees in support of U.S. military operations are not permitted to carry personally owned firearms.  Contractor employees normally shall not be armed during active military operations; however, the Combatant Commander may authorize issue of standard military side arms and ammunition to selected personnel for personal self-defense.  In this case, weapons familiarization, qualification, and briefings on rules of engagement, shall be provided to the contractor employees, completed at the CRC.  Even if authorized, acceptance of weapons by the personnel is voluntary, and must also be permitted by their employer.

C.12.18 Before deployment, the Contractor shall ensure that each contract employee completes at least three (3) DD Forms 93, Record of Emergency Data Card.  One completed form is for the CRC, one copy for the Army’s Casualty & Memorial Affairs Operations Center (CMAOC), and one copy for the Army Materiel Command (AMC) Logistics Support Element (LSE) Contractor Coordination Cell (CCC) or other designated liaison.

C.12.19 As Executive Agent for mortuary affairs, the Army will facilitate the notification of Next of Kin (NOK) in the event that a U.S. citizen contract employee accompanying the force OCONUS dies, requires evacuation due to injury, or is reported missing.  The Department of the Army will ensure that the Contractor notifies the employee’s primary and secondary NOK.  In some cases, an Army notification officer may accompany the employer’s representative.  Notification support by the Army is dependent upon each contract employee completing and updating as necessary, the DD Form 93, Record of Emergency Data Card.  The Contractor is responsible for the evacuation of contract employee remains from Kuwait.

C.12.20 The Contractor shall ensure that health and life insurance benefits provided to its deploying employees are in effect in the theater of operations and allow traveling in military vehicles.

C.12.21 Unless prohibited by international agreement, the Contracting Officer shall provide a LOA for deployed contractor personnel.  This is the document contractor employees must carry with them as authorization for use of Government transportation, medical facilities, billeting, and other entitlements.  Contractor employees are not authorized to use Invitational Travel Orders.

C.12.22 The Contractor shall at all times remain contractually responsible for the conduct of its employees.  The Contractor shall promptly resolve to the satisfaction of the Government, all contractor employees performance and conduct problems identified by the Government.  Failure to correct such problems may result in the Government directing the Contractor, at the Contractor’s own expense, to replace and, where applicable, repatriate any employee who fails to comply with this language to adhere to instructions and general orders issued by the Combatant Commander or his/her designated representative.  Such action may be taken at the Government’s discretion without prejudice to its rights under any other provision of this contract, including the Termination for Default Clause.

C.12.23 If any contract employee departs an area of operation without permission, the Contractor will ensure continued performance IAW the terms and conditions of the work directive.  If the Contractor replaces an employee who departs without permission, the replacement is at the Contractor’s expense and must be complete within 30 days, unless otherwise directed by the contracting officer.

C.12.24 The two (2) FSRs will be given two (2) weeks of R&R leave per every six (6) months in theater.  Airfare from Kuwait to the U.S., and return trip, will be paid for by the Government.  The Government shall provide transportation into and out of Iraq.  All leave must be coordinated with and approved by the Contracting Officer, COR or PM CE/MHE.

C.13 Support Training.  The contractor shall conduct an introduction to the vehicle for Government and contractor support personnel prior to initial installation.  Training dates will be negotiated between the contractor and Government.  The training will cover installation, system operation and controls required to safely operate the vehicle.

TABLE OF CONTENTS

Exhibit/Attachments Table of Contents

DOCUMENT TYPE	DESCRIPTION	PAGES	DATE
Attachment 1	MIL-DTL-31000C Product Drawings and Associated Lists	1	N/A
Attachment 2	MIL-DTL-31000C Product Solid Models	1	N/A
Attachment 3	MIL-DTL-31000C Product Drawings/Associated List TDP Worksheet	3
Attachment 4	Government Furnished Information (GFI)	1	N/A
Attachment 5	Product Solid Model Metadata Attribute List	2	N/A
Attachment 6	Authorized Stockage List (ASL) Price List 1-5	4	17 April 2009
Attachment 7	Authorized Stockage List (ASL) Price List 6-20	4	18 March 2009
Attachment 8	Spare Parts Price List (SPPL)	17	10 February 2009

MAIN SUB-CONTRACTORS

The below Contractors are automatic delegations.

Action Group

411 N. Reynoldasburg-New Albany Road

Blacklick, OH 43004-9630

Red Dot Corp.

495 Andover Park East

Seattle, WA 98188-7657